SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2013

DAKOTA TERRITORY RESOURCE CORP

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-50191 Commission File Number	98-0201259 (I.R.S. Employer Identification Number)

10580 N. McCarran Blvd., Building 115 – 208

Reno, NV 89503

(Address of Principal Executive Offices and Zip Code)

(775) 747-0667

(Issuer's telephone number)

Mustang Geothermal Corp

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2013 The Registrant’s Board of Directors appointed Anthony Kamin as a Director of the Company. Mr. Kamin is 53 years old.

Mr. Kamin serves as the President of Eastwood Investment Management (EIM), which he founded in 2001. EIM is a multi-strategy, multi-asset class investment manager.  Mr. Kamin was a Venture Partner with Venture Strategy Partners from 1998 to 2003. Mr. Kamin is an active investor in resource companies and has been a consultant to numerous companies and institutions in the areas of early-stage strategic planning and development.  Mr. Kamin was a director of Opexa Therapeutics (OPXA:NasdaqCM) from 2004 to 2006. Mr. Kamin served as Chairman of the Board of Advisors of DevLab, a center for technology commercialization at Northwestern University.  Mr. Kamin received a Masters Degree from Yale University in international relations with a concentration in international law in 1985.

Section 9 - Financial Statements and Exhibit Item

9.01 Financial Statements and Exhibits.

Exhibit Index:

Exhibit Number

Description

EX – 99.1

Press Release dated July 29, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA TERRITORY RESOURCE CORP  (Registrant)

Date July 30, 2013

By /s/ Richard Bachman

Richard Bachman, PRESIDENT